UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2016

CREDIT ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-809-1200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm

Moss, Krusick & Associates, LLC (“Moss, Krusick”), the independent registered public accounting firm of Credit One Financial, Inc. (the “Company”) resigned as the Company’s auditors, effective January 5, 2016.  The reports of Moss, Krusick on the Company’s financial statements as of and for the years ended December 31, 2014 and December 31, 2013, contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2014, and the subsequent period through January 5, 2015, there were no disagreements between the Company and Moss, Krusick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Moss, Krusick’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements for such years or periods; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moss, Krusick with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Moss, Krusick’s letter to the Securities and Exchange Commission, dated January 5, 2016, stating its agreement with such statements.

(b) New independent registered public accounting firm

On January 5, 2016, the Board of Directors of the Company engaged GBH CPAs PC of Houston, Texas (“GBH”) as the Company’s new independent public accounting firm.  The engagement of GBH was approved by the Board of Directors of the Company.

During the Company’s two most recent fiscal years ended December 31, 2014, and the subsequent period through January 5, 2016, neither the Company nor anyone on its behalf did consult with GBH with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2) (i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.

Letter from Moss, Krusick & Associates, LLC. to the Securities and Exchange Commission dated January 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC

Dated: January 6, 2016	By:	/s/ Dicky Cheung
Dicky Cheung
Chief Executive Officer